                                   AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT



     THIS AMENDMENT to the Stock Purchase Agreement, dated as of May 27, 1997 is entered into as of July 2, 1997, by and between a group of private investors identified on Appendix I to the Agreement (individually a "Purchaser" and collectively "Buyer"), which is led by Berg & Berg Enterprises, Inc., a California corporation ("Buyer's Representative"), on one hand, and Mission West Properties, a California corporation (the "Company"), and the shareholders of the Company identified on Appendix II to the Agreement (the "Holders"), on the other hand.

     Buyer, the Company, and the Holders hereby agree to amend section 6.5 of the Agreement to read in its entirety as follows (with the new provisions underlined in this Amendment only):

     6.5 DISTRIBUTION TO COMPANY SHAREHOLDERS. Within two (2) business days after the Effective Date, the Board of Directors of the Company will declare a distribution (THE "DISTRIBUTION") to shareholders which shall not exceed $5,059,299 in the aggregate; including the distribution of a note payable by the Company in the principal amount of $300,000 (or such lesser amount as is received from Spieker Properties by the Company with respect to a note for the same amount subsequent to the date of this Agreement the "Spieker Properties Note Receivable") to Alarmguard Holdings, Inc. in lieu of cash of like amount. The Distribution will be payable to shareholders of record of the Company as of a date as soon as practicable following the Effective Date (and prior to the Closing Date) such that Buyer will not be entitled to RECEIVE any portion thereof ("DISTRIBUTEES OF RECORD"). Prior to the Effective Date, Alarmguard Holdings, Inc. shall agree in writing to receive IN LIEU OF THE DISTRIBUTION IN CASH WITH RESPECT TO ITS SHARES OF COMMON STOCK THAT IT WOULD BE ENTITLED TO RECEIVE OTHERWISE, A CASH DISTRIBUTION REDUCED BY THE AMOUNT, IF ANY, BY WHICH $300,000 EXCEEDS the net proceeds realized by the Company from the Spieker Properties Note Receivable. PAYMENT OF THE DISTRIBUTION TO THE DISTRIBUTEES OF RECORD WILL BE MADE BY THE COMPANY BY OCTOBER 30, 1997 BUT NOT BEFORE OCTOBER 20, 1997. WITHIN FIVE (5) BUSINESS DAYS AFTER THE EFFECTIVE DATE THE COMPANY WILL OPEN AN INTEREST-BEARING, DEMAND OR OTHER SHORT-TERM DEPOSIT SAVINGS ACCOUNT (THE "DISTRIBUTION

     ACCOUNT") AT A FINANCIAL INSTITUTION WITH ASSETS EXCEEDING $10,000,000,000, AND THE COMPANY WILL DEPOSIT $5,059,299 (LESS AN AMOUNT EQUAL TO THE UNPAID PORTION OF THE SPIEKER PROPERTIES NOTE RECEIVABLE) INTO THE DISTRIBUTION ACCOUNT. ALL WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT AND INSTRUMENTS DRAWN THEREON WILL REQUIRE DUAL SIGNATURES. THE ONLY INDIVIDUAL SIGNATORIES ON THE DISTRIBUTION ACCOUNT WILL BE CARL E. BERG AND MICHAEL M. EARLEY, OR SUCH OTHER INDIVIDUALS AS BUYER'S REPRESENTATIVE AND THE COMPANY MAY APPROVE JOINTLY HEREAFTER.

     This Amendment shall be governed by the provisions of section 10 of the Agreement.

     IN WITNESS WHEREOF, the Company, each of the Holders and each Purchaser has executed this Amendment as of the day and year first above written.

BUYER:

                         -------------------------------------------------------
                                (Print or type name of Purchaser)

                         By:
                            ----------------------------------------------------
                                (signature)

                         Name:
                              --------------------------------------------------
                                (Print or type if signing on Purchaser's behalf)

                         Title:
                               -------------------------------------------------
                                (if applicable)

THE COMPANY:             MISSION WEST PROPERTIES


                         By:
                            ----------------------------------------------------
                                (signature)

                         Name:
                              --------------------------------------------------
                                (print or type name)

                         Title:
                               -------------------------------------------------
                                (if applicable)



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

ADDITIONAL SIGNATURE PAGE FOR AMENDMENT TO STOCK PURCHASE AGREEMENT


THE HOLDERS:
                         ALARMGUARD HOLDINGS, INC.


                         By:
                            ----------------------------------------------------
                                (signature)

                         Name:
                              --------------------------------------------------
                                (print or type name)

                         Title:
                               -------------------------------------------------
                                (if applicable)




                         BYRON WEBB, JR.


                         -------------------------------------------------------
                                (signature)


                         WILLIAM E. NELSON


                         -------------------------------------------------------
                                (signature)


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